Exhibit 77D- Policies with respect to security investments -
For period Ended 11-30-2011

PNC Funds

At a meeting of the Board of Trustees held on June 1-2, 2011, the following resolutions were approved with respect to the changes to the investment strategy and investment policy of the PNC Balanced Allocation Fund.

      RESOLVED, that the following change to the investment strategy for PNC Balanced Allocation Fund be, and it hereby is, approved:

The Fund seeks to achieve its investment objective by investing primarily in a diversified portfolio of common stocks, investment grade fixed income securities, and cash equivalents with varying asset allocations depending on the Adviser's assessment of market conditions.

      FURTHER RESOLVED, that the following change to the non-fundamental investment policy of the Fund be, and it hereby is, approved:

The Fund intends to invest 25% to 55% of its net assets in investment grade fixed income securities, such as corporate bonds, U.S. government and agency securities, mortgage-backed securities and asset-backed securities.

      FURTHER RESOLVED, that the officers of the Fund be, and each of them hereby is authorized and directed to prepare one or more supplements to the Fund's
Prospectuses and Statements of Additional Information disclosing such investment strategy and policy change and to file the same with the Securities and Exchange
Commission.

At a meeting of the Board of Trustees held on November 30-
December 1, 2011, the following resolutions were approved with respect to the changes in investment policies for certain PNC Funds.

      RESOLVED, that the change in PNC International
Equity Fund's investment policy from "Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in foreign securities" to "Under normal circumstances, the Fund invests at least 80% of its net assets plus any borrowings for investment purposes in equity securities" be, and it hereby is, approved and ratified;

      FURTHER RESOLVED, that the change in PNC Large Cap
Core Equity Fund's investment policy from "Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in domestic equity securities issued by large cap companies" to "Under normal circumstances, the Fund invests at least 80% of its net assets plus any borrowings for investment purposes in equity securities issued by large cap companies" be, and it hereby is, approved and ratified;

      FURTHER RESOLVED, that the change in PNC Multi-
Factor Small Cap Core Fund's investment policy from
"Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in securities of small cap companies
(i.e., companies with market capitalizations approximately equivalent to those that fall in the lowest
15% of publicly traded companies that are represented in the Russell 2000 Index)." to "Under normal circumstances, the Fund invests at least 80% of its net assets plus any borrowings for investment purposes in small cap companies" be, and it hereby is, approved and ratified;

      FURTHER RESOLVED, that the change in PNC Multi-
Factor Small Cap Growth Fund's investment policy from
"Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in equity securities of small cap companies that the Adviser believes offer the potential for accelerated earnings or revenue growth relative to the broader stock market." to "Under normal circumstances, the Fund invests at least 80% of its net assets plus any borrowings for investment purposes in small cap companies" be, and it hereby is, approved and ratified;

      FURTHER RESOLVED, that the change in PNC Multi-
Factor Small Cap Value Fund's investment policy from
"Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in securities of small cap companies
(i.e., companies with market capitalizations approximately equivalent to those that fall in the lowest
15% of publicly traded companies that are represented in the Russell 2000 Value Index)." to "Under normal circumstances, the Fund invests at least 80% of its net assets plus any borrowings for investment purposes in small cap companies" be, and it hereby is, approved and ratified;

      FURTHER RESOLVED, that the change in PNC S&P 500
Index Fund's investment policy from "Under normal circumstances, the Adviser invests substantially all, but in no event less than 80% of the Fund's net assets plus any borrowings for investment purposes in stocks included in the S&P 500 Index." to "Under normal circumstances, the Fund invests substantially all, but in no event event less than 80%, of its net assets plus any borrowings for investment purposes in stocks included in the S&P 500
Index" be, and it hereby is, approved and ratified;

      FURTHER RESOLVED, that the change in PNC Small Cap
Fund's investment policy from "Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in securities issued by small cap companies." to "Under normal circumstances, the Fund invests at least 80% of its net assets plus any borrowings for investment purposes in small cap companies" be, and it hereby is, approved and ratified;

      FURTHER RESOLVED, that the change in PNC Government
Mortgage Fund's investment policy from "Under normal circumstances, the Fund invests at least 80% of its net assets plus any borrowings for investment purposes in mortgage-related securities issued or guaranteed by agencies, authorities, instrumentalities or sponsored enterprises of the U.S. government as well as obligations issued or guaranteed by the U.S. government." to "Under normal circumstances, the Fund invests at least 80% of its net assets plus any borrowings for investment purposes in mortgage-related securities issued or guaranteed by agencies, authorities, instrumentalities or sponsored enterprises of the U.S. government" be, and it hereby is, approved and ratified;

      FURTHER RESOLVED, that the change in PNC
Intermediate Bond Fund's investment policy from "Under normal circumstances, the Fund invests at least 80% of its net assets plus any borrowings for investment purposes in domestic and foreign investment grade fixed income securities (bonds)." to "Under normal circumstances, the Fund invests at least 80% of its net assets plus any borrowings for investment purposes in investment grade fixed income securities (bonds)" be, and it hereby is, approved and ratified;

      FURTHER RESOLVED, that the change in PNC Ultra Short
Bond Fund's investment policy from "Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in debt securities (bonds), primarily U.S. government securities, corporate bonds, asset-backed securities and mortgage-backed securities." to "Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in debt securities (bonds)" be, and it hereby is, approved and ratified.